                                                                      EXHIBIT 21
              SUBSIDIARIES OF GEMSTAR INTERNATIONAL GROUP LIMITED

                                                                 STATE OR OTHER
                                                   PERCENTAGE    JURISDICTION OF
NAME                                              OF OWNERSHIP    INCORPORATION
----                                              ------------   ---------------
E Guide, Inc.                                          100%      California

GCE, Inc.                                              100%      Delaware

Gemstar (B.V.I.) Limited                               100%      British Virgin
(Changed name from Gemstar International Group                   Islands
              ----
Limited on 8/19/94

Gemstar Development Corporation                        100%      California

Gemstar Development Limited                            100%      United Kingdom

Gemstar Holdings, Inc.                                 100%*     California

Gemstar Technology, Inc.                               100%      California

Index Systems (Canada) Inc.                            100%**    Canada

Index Systems Inc.                                     100%      British Virgin
                                                                 Islands

Laminar Trading Limited                                100%**    British Virgin
                                                                 Islands

Norpak Corporation                                      54%***   Canada
(Changed name from Norpak Limited on 11/4/82)
              ----

Pros Technology Limited                                100%      Hong Kong
(Changed name from Right Harvest Limited on
              ----
4/27/95)

StarSight Telecast, Inc.                               100%      California

Wardpark Limited                                       100%      Liberia

VCR Index Systems B.V.                                 100%      Netherlands

VideoGuide, Inc.                                       100%      Delaware

  *Wholly owned subsidiary of GemStar Development Corporation
 **Wholly owned subsidiary of Index Systems Inc.
***54% owned subsidiary of Index Systems (Canada) Inc.